EXHIBIT 10.50

         QUOTA PURCHASE AND SALE AGREEMENT AND NON-COMPETITION AGREEMENT

                                                                         [

                        QUOTA PURCHASE AND SALE AGREEMENT

      By this private instrument and in the best form of law,

      ON THE ONE SIDE:

            1. ZULEIKA BEATRIZ DE OLIVEIRA, Brazilian citizen, single, lawyer, resident and domiciled in Sao Paulo, State of Sao Paulo, at Rua Bandeira Paulista, 600, 7th floor, Zip Code 04532-001, bearer of Identity Card RG no. 3.173.771 SSP/SP and Individual Taxpayer Card CPF/MF no. 453.297.378-34 SSP/SP (hereinafter referred to as "ZULEIKA"); and

            2. ROBERTO MANUEL DE OLIVEIRA, Brazilian citizen, separated, engineer, resident and domiciled in Sao Paulo, State of Sao Paulo, at Rua Bandeira Paulista, 142, suite 42, Zip Code 04532-000, bearer of Identity Card RG no. 6.325.753 SSP/SP and Individual Taxpayer Card CPF/MF no. 003.991.868-83 SSP/SP (hereinafter referred to as "ROBERTO"),

                  ZULEIKA AND ROBERTO HEREINAFTER COLLECTIVELY REFERRED TO AS THE "SELLERS";

      AND, ON THE OTHER SIDE:

            3. HEMAGEN DIAGNOSTICS, INC., a company duly organized and existing under the laws of Delaware, United States of America, with head offices in 9033 Red Branch Road, Columbia, Maryland
                  - 21045, United States of America, herein duly represented by its attorney-in-fact Mr. Paulo Frank Coelho da Rocha (hereinafter referred to as "BUYER");

      WITNESSETH:

      WHEREAS, ZULEIKA is the owner of 266,151 (two hundred sixty-six thousand, one hundred fifty-one) quotas, representing 16.33% (sixteen point thirty-three percent) of the capital stock of HEMAGEN DIAGNOSTICOS COMERCIO, IMPORTACAO E EXPORTACAO LTDA., a limited liability business company, with head offices in the city of Sao Paulo, State of Sao Paulo, Brazil, at Rua Diogo Moreira, 222, Pinheiros, Zip Code 05423-010, with its incorporation documents filed with the Board of Commerce of the State of Sao Paulo under no. 35.209.488.211on July 26, 1990, CNPJ/MF no. 64.002.686/0001-32
      (hereinafter referred to as "COMPANY");

      WHEREAS, ROBERTO is the owner of 266,151 (two hundred sixty-six thousand, one hundred fifty-one) quotas, representing 16.33% (sixteen point thirty-three percent) of the capital stock of the COMPANY (ZULEIKA'S quotas and ROBERTO'S quotas, jointly hereinafter referred to as the "QUOTAS")

      WHEREAS, the SELLERS wish to sell the QUOTAS to BUYER; and

      WHEREAS, BUYER wishes to acquire the QUOTAS, all in accordance with the terms and conditions hereinafter set forth,

      NOW, THEREFORE, the parties have mutually agreed and contracted the following terms and conditions, which they mutually grant and accept, to wit:

      1. PURCHASE AND SALE OF THE QUOTAS

            1.1. Each of the SELLERS hereby sells to the BUYER (and/or its designees), and the BUYER (and/or its designees) purchases from each of the SELLERS, the totality of the quotas held by it in the capital stock of the COMPANY.

            1.2 The QUOTAS are free and unencumbered of any liens, pledges, charges, to their alienation or litigation of any kind.

            1.3. The parties also execute on this date an amendment to the Articles of Association of the COMPANY in order to formalize the transfer of the QUOTAS provided herein.

      2. PRICE - PAYMENTS

            2.1. PRICE. The total price for the QUOTAS (hereinafter "PRICE") shall be US$20,000.00 (twenty thousand United States Dollars), to be paid by the BUYER (and/or its designees) to the SELLERS as follows:

                  (a) US$10,000.00 (ten thousand United States Dollars) are paid to ZULEIKA upon execution of this Agreement; and

                  (b) US$10,000.00 (ten thousand United States Dollars) are paid to ROBERTO upon execution of this Agreement.

            2.2. The conversion from United States Dollars into Brazilian Reais for the purpose of any of the payments provided for in this Section 2, shall be effected through an exchange contract providing for the conversion of U.S. Dollars into Reais in accordance with the official exchange rate prevailing on the date of execution of the exchange contract, to be entered into between each of the SELLERS and the banks indicated below:

      Payment to ZULEIKA:
      Bank: Banco do Brasil S/A (001)
      SWIFT: BRASBRRJOCO
      Credit to the account: Ag. Itaim Bibi - SP (2807-X), bank account No. 6375-4 for the acquisition of equity participation ("transfer?ncia de titularidade de quotas" - "natureza da operacao": 70205) in the COMPANY for registration with the Central Bank of Brazil under RDE-IED under No. IA009686

      Payment to ROBERTO:
      Bank: Itau S/A (341)
      SWIFT: ITAU BR SP
      Credit to the account: Ag. 3741, bank account No. 30.272-7 for the acquisition of equity participation ("transfer?ncia de titularidade de quotas" - "natureza da operacao": 70205) in the COMPANY for registration with the Central Bank of Brazil under RDE-IED under No. IA009686


            2.3. SELLERS hereby give BUYER full release regarding the payment of the PRICE.

      3. REPRESENTATIONS AND WARRANTIES BY THE SELLERS

            3.1. The BUYER has agreed to purchase the QUOTAS in reliance upon the representations and warranties made by the SELLERS concerning the situation and business standing of the COMPANY. With full knowledge that such representations and warranties are fundamental to the object of this Agreement, the SELLERS hereby, jointly and severally declare and warrant that:

                  3.1.1. The COMPANY is a limited liability business company duly organized and validly existing and in good standing under the laws of the Federative Republic of Brazil and is duly qualified to do business in the jurisdictions where its properties are located or where its businesses are conducted, and it has full right and authority to own its properties and to conduct its business.

                  3.1.2. All QUOTAS are paid up and free of any lien or burdens whatsoever. The SELLERS are not a party to any contract or obligation whereby they have granted to third parties the right to purchase, obtain or acquire any rights on the QUOTAS. The QUOTAS have equal rights in respect of voting, profit distribution, subscription to new capital and all such matters affecting the rights of partners.

                  3.1.3. The QUOTAS may be freely assigned and transferred, without the need of prior approval or authorization of any public or governmental agency or authority.

                  3.1.4. The SELLERS have full rights to assign and transfer the QUOTAS to the BUYER and upon the transfer hereunder the BUYER shall acquire a valid and transferable title on such QUOTAS free and unencumbered of any liens, restrictions or rights of third parties, individuals or legal entities.

                  3.1.5. All the trademarks, patents, licenses, models, privileges and product registrations owned by the COMPANY are of full, legitimate and unquestionable property of the COMPANY and, except for the proceedings listed in Exhibit 3.1.5.A, the SELLERS have no knowledge of any infringement to any intellectual rights of the COMPANY. The intellectual property rights and product registrations of COMPANY, which are sole property of the COMPANY, are listed in Exhibit 3.1.5.B. Neither SELLER has any personal interest or claim on any of the COMPANY'S trademarks, name or product registrations, all of which are in good standing as of this date.

                  3.1.6. Attached hereto as Exhibit 3.1.6 are copies of the Balance Sheet and other financial statements of the COMPANY drawn up as of December 31, 2003 (hereinafter referred to as "FINANCIAL STATEMENTS"). To the best of the SELLERS' knowledge (and they have not made any investigation in such regard), such FINANCIAL STATEMENTS show accurately
      (i) the financial position of the COMPANY on the date on which they were drawn up and (ii) the results of the operations of the COMPANY during the periods closed on the respective dates.

                  3.1.7. To the best of the SELLERS'S knowledge (and they have not made any investigation in such regard), there are no facts or events that may substantially and unfavorably affect the COMPANY'S business and they declare that they are rendering to the BUYER in this instrument and in any Exhibits attached hereto all the information they know.

                  3.1.8. The SELLERS have been paid for all the rights and credits that they may have had up to this date against the COMPANY and/or the BUYER under any title and capacity, giving to the COMPANY and to the BUYER full release regarding all such rights and credits.

                  3.1.9. To the best of SELLERS' knowledge (and they have not made any investigation in such regard), none of the clients of the COMPANY has expressed any intent to terminate or significantly alter their current business relationship with the COMPANY, nor taken steps that may be construed as indicative of such intent.

                  3.1.10. The SELLERS do not have any direct or indirect equity interest (or option to acquire any direct or indirect equity interest) in any of the COMPANY'S distributors or customers nor, to the best of their knowledge (and they have not made any investigation in such regard), do any of their immediate relatives.

      4. REPRESENTATIONS AND WARRANTIES BY THE BUYER

            4.1. The BUYER represents and warrants to the SELLERS, with the intent that such representations and warranties shall form the basis of this Agreement, the following:

                  4.1.1. The BUYER is a corporation duly qualified to do business, and it has full corporate authority and power to own its properties and to conduct its business.

                  4.1.2. The BUYER has full right and authority to execute and deliver this Agreement and to consummate the specific transactions contemplated herein.

                  4.1.3. This Agreement when duly executed and delivered by the BUYER will constitute a valid and binding obligation of the BUYER enforceable in accordance with its terms.

                  4.1.4. All actions of the directors or of the shareholders of the BUYER, which may be required to authorize the transactions, contemplated in this Agreement have been taken.

      5. INDEMNIFICATION

            5.1. The SELLERS hereby, jointly and severally, assume the full responsibility and undertake to indemnify and keep the BUYER and the COMPANY fully exempt from any encumbrance, expenses, losses, costs or any other type of liability that the BUYER or the COMPANY may incur or may be obliged to pay, by virtue of any infringement, inaccuracy or violation of any representation, warranty or declaration made by the SELLERS in Chapter 3 hereunder.

            5.2. If at any time the COMPANY and/or the BUYER is requested to make any payment in connection with any liabilities provided for in Clause
      5.1 above, the BUYER shall give prompt notice of the fact to the

      SELLERS so that they may immediately thereafter choose to take one of the following actions:

                  5.2.1. Undertake, at their own expense and risk, the defense of the COMPANY and/or of the BUYER, as the case may be, for which purpose the COMPANY shall grant the necessary powers to the counsel indicated by the SELLERS, without prejudice to the COMPANY'S right to retain its own counsel; and/or

                  5.2.2. Offer the necessary assets and/or guarantees as may be determined by the administrative or judicial authorities; and/or

                  5.2.3. Determine that the BUYER shall conduct the defense of the COMPANY and/or of the BUYER, provided that the SELLERS, in this case, will make available to the COMPANY and/or to the BUYER the funds necessary for settlement of the asserted claims and respective collateral costs.

            5.3. In the event the SELLERS fail to give written notice of this decision to the BUYER within 5 (five) business days following receipt of the BUYER'S notice, then BUYER may take over the defense of the claim provided, however, that the settlement or defense shall be made at the expense of the SELLERS, who shall likewise bear the risks involved and shall provide, in advance, the necessary assets and/or funds to meet any and all costs involved.

            5.4. The defense or other actions of the SELLERS taken in connection with any claims of their responsibility may not, at any time, cause any damage to the normal business operation or to the reputation of the COMPANY and/or of the BUYER. Should any of these events occur, the COMPANY and/or the BUYER may undertake the defense of the claim or other appropriate action charging the SELLERS for all the costs incurred thereto.

            5.5. Any and all amounts due by the SELLERS as a result of the liability undertaken by them in this Section 5 and which are paid by the COMPANY and/or by the BUYER, shall be reimbursed by the SELLERS to the COMPANY or to the BUYER, at BUYER'S discretion, within 5 (five) business days following the respective disbursement, otherwise such amount shall be adjusted for inflation in accordance with an index which effectively reflects the loss of acquisition power of the Brazilian currency, pro rata from the date of the payment up to the date of reimbursement, plus interests of twelve percent (12%) per year.

      6. DURATION OF THE WARRANTIES

            6.1. The SELLERS' representations and warranties contained herein shall survive the execution of this Agreement and the transfer of the QUOTAS, and be valid until the expiration of the statute of limitations applicable to each of the responsibilities guaranteed by the SELLERS.

      7. NON COMPETITION, CONFIDENTIALITY, NO SOLICITATION, NO DISPARAGEMENT AND OTHER OBLIGATIONS OF SELLERS

            7.1. Each of the SELLERS hereby undertakes not to compete with the COMPANY in South America for thirty (30) months as of this date, except in the capacity of external lawyer or in house counsel (in the case of ZULEIKA) or independent or in house computer engineer consultant (in the case of ROBERTO), and provided that they, in such professional capacities, shall not use and shall keep secret any and all information regarding their ownership of the COMPANY'S shares and/or its sale to the BUYER, as well as any and all other information they may have had access by virtue of their position as partners of the COMPANY, without any prejudice to the confidentiality obligations provided in 7.2 below.

            7.2. The SELLERS acknowledge that the COMPANY'S Confidential Information is valuable and proprietary to its operations and agree not to, directly or indirectly, use, publish, disseminate, describe or otherwise disclose any Confidential Information or developments of any of the SELLERS or of the BUYER without the prior written consent of the BUYER. For the purposes of this Agreement, "Confidential Information" means all trade names, trademarks, service marks, patents and trade secrets and any and all other information related to the activities of the COMPANY not publicly available, such as, without limiting the generality of the foregoing, identities of suppliers, customers and contractors; product distribution information; pricing and compensation policies; sales or financing procedures or methods; operational methods and processes; technology; strategic plans; internal financial information; research and development plans and activities; methodologies; technical specifications; designs; computer software; marketing plans or strategies; accounts management; and acquisition and expansion plans. The SELLERS recognize and agree that all documents and objects containing any Confidential Information will after this transaction become the exclusive property of the COMPANY.

            7.3. The SELLERS undertake, for a period of thirty (30) months following this date, not to induce or try to induce any employee or person connected with the COMPANY to leave his or her employment or fail to render services to the COMPANY for any reason or for any purpose.

            7.4. The SELLERS undertake not to disparage the COMPANY and/or the BUYER and/or their products, operations, businesses, suppliers, customers, distributors, employees, Officers henceforth for any reason and at any time, and to always speak about them with respect and importance.

            7.5. Considering that the BUYER has advised the SELLERS that the BUYER would not purchase the QUOTAS unless the SELLERS agreed to the covenant of Clauses 7.1 to 7.4 above, the violation, by any of the

      SELLERS, of the provisions of said Clauses, shall subject the SELLERS jointly and severally responsible for such violation to the payment of a penalty to the BUYER equivalent to the value of US$500.00 (five hundred thousand United States), per day while the breach of these obligations persists, plus damages actually verified.

      8. SUCCESSORS AND ASSIGNS

            8.1. This Agreement shall be observed and shall produce effects for all the parties hereto, their respective heirs, successors and assigns. None of the parties may assign this Agreement, or any of the rights derived there from, without the prior consent, in writing, of the other parties, with the exception, however, that, nothing contained herein shall prevent the BUYER from substituting for another company or companies connected with the economic group to which it belongs.

      9. EXPENSES

            9.1. Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants and financial consultants or advisors.

      10. NOTICES

            10.1. Any notification in connection with this Agreement shall be made to the parties by personal delivery or by certified mail, to the following addresses:

                     (a) to ZULEIKA:
                     Rua Bandeira Paulista, 600, 7th floor
                     Sao Paulo - SP - Brazil
                     Zip Code 04532-001

                     (b) to ROBERTO:
                     Rua Bandeira Paulista, 142, suite 42
                     Sao Paulo - SP - Brazil
                     Zip Code 04532-000

                     (c) to the BUYER:
                     9033 Red Branch Road, Columbia, Maryland
                     21045
                     United States of America
                     At.:  Mr. William P. Hales
                     President & Chief Executive Officer

                     With a copy to:

                     Demarest e Almeida Advogados
                     Av. Pedroso de Moraes, 1.201
                     Sao Paulo - SP - Brazil
                     At.:  Paulo F. Rocha

      11. ENTIRE AGREEMENT

            11.1. This Agreement and the Exhibits attached hereto constitute the entire agreement and understandings of the SELLERS and of the BUYER, and all prior negotiations and understandings relating to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

      12. LAW AND JURISDICTION

            12.1. This Agreement shall be construed and governed by the laws of the Federative Republic of Brazil. The Courts of the City of Sao Paulo, State of Sao Paulo, are hereby elected to settle any disputes arising from this Agreement, with the express waiver of any other, no matter how privileged. In case of litigation, the losing party shall reimburse the winning party for all legal expenses and for any and all amounts spent with counsel. Besides that, in case BUYER is the defendant and wins the lawsuit, SELLERS shall also reimburse BUYER for expenses with travel, transportation and hotel fees, limited to the amount of US$2,500.00 (two thousand and five hundred United States Dollars).

      IN WITNESS WHEREOF, the parties hereto sign this instrument, in the presence of two witnesses, as required by the law.

                         Sao Paulo, June 23, 2004. /s/ Zuleika
                         Beatriz De Oliveira
                         ZULEIKA BEATRIZ DE OLIVEIRA
                         /s/ Roberto Manueal De Oliveira
                         ROBERTO MANUEL DE OLIVEIRA
                         /s/Paulo Frank
                         Coelho da Rocha

                      BY HEMAGEN DIAGNOSTICS, INC.

      WITNESSES:

      1. /s/ Angonio Giglio Neto               2. /s/ Joana Paula Cardozo
         -------------------------------          ----------------------------
             Antonio Giglio Neto                     Joana Paula Cardozo
             RG 26.407.007-0 SSP/SP                  RG 28.782.321-0 SSP/SP

                            NON-COMPETITION AGREEMENT

      By this private instrument, entered into by and between:

      On the one side:

      HEMAGEN DIAGNOSTICS, INC., a company duly organized and existing under the laws of Delaware, United States of America, with head offices in 9033 Red Branch Road, Columbia, Maryland - 21045, United States of America, herein duly represented by its attorney-in-fact Mr. Paulo Frank Coelho da Rocha (hereinafter referred to as "HEMAGEN US"); and

      On the other side:

      ZULEIKA BEATRIZ DE OLIVEIRA, Brazilian citizen, single, lawyer, resident and domiciled in Sao Paulo, State of Sao Paulo, at Rua Bandeira Paulista, 600, 7th floor, Zip Code 04532-001, bearer of Identity Card RG no.
      3.173.771 SSP/SP and Individual Taxpayer Card CPF/MF no. 453.297.378-34 SSP/SP (hereinafter referred to as "ZULEIKA"); and

      ROBERTO MANUEL DE OLIVEIRA, Brazilian citizen, separated, engineer, resident and domiciled in Sao Paulo, State of Sao Paulo, at Rua Bandeira Paulista, 142, suite 42, Zip Code 04532-000, bearer of Identity Card RG no. 6.325.753 SSP/SP and Individual Taxpayer Card CPF/MF no. 003.991.868-83 SSP/SP (hereinafter referred to as "ROBERTO")

      (HEMAGEN US, ZULEIKA and ROBERTO hereinafter jointly referred to as "Parties").

      WHEREAS:

            (i) HEMAGEN US is the controlling partner of HEMAGEN DIAGNOSTICOS COMERCIO, IMPORTACAO E EXPORTACAO LTDA., a Brazilian company with headquarters in the city of Sao Paulo, State of Sao Paulo, at Rua Diogo Moreira, 222, Pinheiros, enrolled with the CNPJ/MF under no. 64.002.686/0001-32 (hereinafter referred to as "HEMAGEN BRAZIL"), currently holding quotas representing eighty-three point sixty-six percent (83.66%) of its capital stock, as per the Quota Purchase Agreement executed as of this date, whereby ZULEIKA and ROBERTO have assigned and transferred through a sale to HEMAGEN US all the quotas held by them in HEMAGEN BRAZIL; and

            (ii) As part of the negotiation relating to the purchase and sale of ZULEIKA and ROBERTO's quotas to HEMAGEN US, they have agreed to execute this Non-Competition Agreement, according with the following terms and conditions:

      1. NON-COMPETITION

            1.1. ZULEIKA and ROBERTO hereby undertake, for a period of 30 (thirty) months following this date, and unless otherwise authorized in writing by HEMAGEN US, not to directly or indirectly participate in any type of business in the same field of business of HEMAGEN BRAZIL, within the territory of South America. ZULEIKA and ROBERTO shall be deemed participating in such business and activities and, therefore, in violation to the provisions hereunder, in case, inter alia, any of them own, directly or indirectly, shares, quotas, rights or any financial interest in any company, venture, association or other entity engaged in the business or activities referred to above, or in case any of them maintain an employment, consulting or similar relationship with such entity.

            1.2. During the term of this agreement, ZULEIKA and ROBERTO undertake not to solicit or try to induce any of the employees or clients of HEMAGEN BRAZIL to terminate or reduce their relationship with HEMAGEN BRAZIL.

            1.3. During the non-compete period mentioned above, ZULEIKA and ROBERTO may act in the capacity of external lawyer or in house counsel (in the case of ZULEIKA), or independent or in house computer engineer consultant (in the case of ROBERTO) and provided that they, in such professional capacities, shall not use and shall keep secret any and all information regarding their ownership of HEMAGEN BRAZIL's quotas and/or its sale to HEMAGEN US, as well as any and all other information they may have had access by virtue of their position as partners of HEMAGEN BRAZIL, without any prejudice to their confidentiality obligations provided in Clause 7.2 of the Quota Purchase Agreement executed as of this date.

      2. COMPENSATION AND EXPENSES

            2.1. In consideration for the obligations assumed by ZULEIKA and ROBERTO under this Agreement, HEMAGEN US shall pay to ZULEIKA and ROBERTO the total amount of US$42,000.00 (forty two thousand United States Dollars), as follows:

                  (a) US$22,000.00 (twenty two thousand United States Dollars) will be paid to ZULEIKA upon execution of this Agreement; and

                  (b) US$20,000.00 (twenty thousand United States Dollars) will be paid to ROBERTO upon execution of this Agreement.

            2.2. ZULEIKA and ROBERTO give BUYER full release regarding the payment of the compensation herein provided.

            2.3. ZULEIKA and ROBERTO shall be solely responsible for paying any and all taxes due as a result of the receipt of the amounts referred to in section 2.1 above.

      3. TERM

            3.1. This Agreement shall enter into effect on this date and remain valid and in force for a period of thirty (30) months.

      4. BREACH

            4.1. The breach of any provision of this Agreement by ZULEIKA and/or ROBERTO shall subject each of the violator to the payment of a penalty to HEMAGEN US in the amount of US$500.00 (five hundred United States Dollars) per day for as long as the breach persists, plus any losses and damages actually incurred by HEMAGEN US. In the case of a breach by ZULEIKA and/or ROBERTO of section 1.2 hereof, the parties agree that "losses and damages" incurred by HEMAGEN US shall be the equivalent to five times the total gross sales amount of the COMPANY during the prior fiscal year with regard to the solicited client.

      5. BINDING EFFECT

            5.1. This Agreement constitutes the total understanding between the Parties, and shall be binding upon the Parties and their respective executors, administrators, successors, and assigns.

      6. NON-WAIVER

            6.1. No delay or failure by either Party in exercising any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.

      7. SEVERABILITY

            7.1. In the event that any provision of this Agreement is found invalid or unenforceable, the remainder of this Agreement shall remain valid and enforceable according to its terms.

      8. ASSIGNABILITY

            8.1. This Agreement and the rights and obligations hereunder are personal with respect to ZULEIKA and ROBERTO and may not be assigned or transferred to third parties.

      9. CONFIDENTIALITY

            9.1. The parties agree not to, directly or indirectly, disseminate or otherwise disclose any of the terms and conditions of this transaction and of this Agreement.

      10. GOVERNING LAW

            10.1. This Agreement shall be construed and governed by the laws of the Federative Republic of Brazil. The Courts of the City of Sao Paulo, State of Sao Paulo, are hereby elected to settle any disputes arising from this Agreement, with the express waiver of any other, no matter how privileged. In case of litigation, the losing party shall reimburse the winning party for all legal expenses and for any and all amounts spent with counsel. Besides that, in case HEMAGEN US is the defendant and wins the lawsuit, ZULEIKA and/or ROBERTO, as the case may be, shall also reimburse HEMAGEN US for expenses with travel, transportation and hotel fees, limited to the amount of US$2,500.00 (two thousand and five hundred United States Dollars). IN WITNESS WHEREOF the Parties execute this instrument on four (4) counterparts, in the presence of two (2) witnesses.

                             Sao Paulo, June 23, 2004

                             /s/ Paulo Frank Coelho da Rocha
                         by. HEMAGEN DIAGOSTICS, INC.
                             Paulo Frank Coelho da Rocha
                             Attorney-in-fact

                             /s/ ZULEIKA BEATRIZ DE OLIVEIRA
                             ZULEIKA BEATRIZ DE OLIVEIRA

                             /s/ ROBERTO MANUEL DE OLIVEIRA
                             ROBERTO MANUEL DE OLIVEIRA

     WITNESSES:

     1. /s/ Antonio Giglio Neto               2. /s/ Joana Paula Cardozo
        -----------------------------            -------------------------------
     Name: Antonio Giglio Neto                Name: Joana Paula Cardozo
     ID:   RG 26.407.007-0 SSP/SP             ID:   RG 28.782.321-0 SSP/SP